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                                  PRESS RELEASE


PATAPSCO BANCORP, INC.
For further information contact Michael J. Dee, President
                                410-285-9313

                             PATAPSCO BANCORP, INC.
                     DECLARES CASH DIVIDEND FOR COMMON STOCK

      Baltimore, MD. June 19, 2008- Patapsco Bancorp, Inc. (OTC, Electronic Bulletin Board: PATD), announced that its Board of Directors declared a regular cash dividend, for shareholders of Patapsco Bancorp, Inc.'s common stock, in the amount of $0.07 per share payable on or about July 25, 2008 to stockholders of record at the close of business on July 3, 2008.

      Michael J. Dee, President of the Company, stated that this represents the forty-fourth consecutive quarterly dividend paid on Patapsco's common stock. Patapsco's Board of Directors determined that the payment of the dividend was appropriate in light of the Company's sound financial condition and the results of its operations. It was noted that while the Board of Directors has declared this dividend, the future payment of dividends is dependent upon the Company's financial condition, earnings, equity structure, capital needs, regulatory requirements and economic conditions.

      The Patapsco Bank serves its community from its Baltimore County offices located in Dundalk, Parkville, Glen Arm, Glen Meadows, Carney and its Baltimore City office located in Hampden.

      When used in this Press Release, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in Patapsco Bancorp's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in Patapsco Bancorp's market area, and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. Patapsco Bancorp wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Patapsco Bancorp wishes to advise readers that the factors listed above could affect Patapsco Bancorp's financial performance and could cause Patapsco Bancorp's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. Patapsco Bancorp does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.